EXHIBIT 8.1
August 17, 2009
Board of Directors
Old National Bancorp
1 Main Street
Evansville, Indiana 47708

Re:	Old National Bancorp Amended and Restated Stock Purchase and Dividend Reinvestment Plan
Ladies and Gentlemen:
     We have acted as tax counsel to Old National Bancorp, an Indiana corporation (the “Registrant”), in connection with the proposed offering of 3,349,397.052 shares of its common stock to its stockholders and other interested investors pursuant to the Registrant’s Amended and Restated Stock Purchase and Dividend Reinvestment Plan (the “Dividend Reinvestment Plan”). We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of shares of the Registrant’s common stock to its stockholders and other interested investors in accordance with the Dividend Reinvestment Plan. This advice relating to the proposed issuance of shares of the Registrant’s common stock to its stockholders and other interested investors in accordance with the Dividend Reinvestment Plan is set forth in the section entitled “Terms and Conditions of the Plan” under the caption “What are some of the federal income tax consequences of my participation in the Plan?” in the Prospectus, which is a part of the Registration Statement on Form S-3 (“Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Act”). Such advice does not purport to discuss all possible federal, state, local, or foreign tax consequences of the proposed offering of the Dividend Reinvestment Plan.
     We hereby consent to the use of our name under the caption “Legal Matters” in the Prospectus and the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Act or that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Krieg DeVault LLP

Krieg DeVault LLP

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